UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 15, 2012

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, John Coletta, Chief Financial Officer of Real Goods Solar, Inc. (the “Company”), resigned from the Company effective August 31, 2012. Mr. Coletta has informed the Company that he has accepted the position of Chief Financial Officer of Quiznos, a restaurant chain based in Denver with locations in all 50 U.S. states and Puerto Rico, as well as 25 international countries.

On August 20, 2012, the Company appointed Angy Chin, age 43, as the Company’s interim Chief Financial Officer effective August 31, 2012. Ms. Chin is the Chief Executive Officer and President of AC Consulting, a financial consulting company she founded in 2006. In her capacity as a consultant, Ms. Chin has served in key finance leadership roles at both private and public companies, including as interim Chief Financial Officer of a solar energy company. In addition to her consulting, Ms. Chin served as the Acting Chief Financial Officer of EFT Biotech Holding, Inc., an e-commerce company, between February and May 2010. From January 2008 to April 2009, she served as the Chief Financial Officer of The Coffee Bean & Tea Leaf, a specialty coffee and tea retailer, in Los Angeles, California. Before that, from 2006 to 2007, Ms. Chin served as the Executive Vice President, Chief Financial Officer and Acting President of the Clipper Corporation, a smallware and uniform distribution company, in Carson, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ John Jackson
John Jackson
Secretary

Date: August 21, 2012